Subject to Completion and Modification

SLM FUNDING LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS SLM FUNDING LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT SLM FUNDING LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, SLM FUNDING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-321-7179.

Term Sheet

$3,681,289,000*

SLM Student Loan Trust 2006-10

Issuing Entity

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Student Loan-Backed Notes

On November 30, 2006, the trust will issue the following classes of notes offered by this term sheet:

Class	Principal		Interest Rate		Maturity
Floating Rate Class A-1 Notes	$420,000,000		3-month LIBOR minus	%	July 25, 2013
Floating Rate Class A-2 Notes	$611,000,000		3-month LIBOR minus	%	October 25, 2017
Floating Rate Class A-3 Notes	$380,000,000		3-month LIBOR plus	%	January 27, 2020
Floating Rate Class A-4 Notes	$680,000,000		3-month LIBOR plus	%	July 25, 2023
Floating Rate Class A-5A Notes	$286,000,000	*	3-month LIBOR plus	%	April 26, 2027
Floating Rate Class A-6 Notes	$1,178,509,000		3-month LIBOR plus	%	March 25, 2044
Floating Rate Class B Notes	$125,780,000		3-month LIBOR plus	%	March 25, 2044

*	Approximate.

The trust will also issue a class of floating rate EURIBOR-based notes, the class A-5B notes, which are not being offered by this term sheet. We are including information about the class A-5B notes solely to provide investors a better understanding of the offered notes.

The trust will make payments primarily from collections on a pool of consolidation student loans. Interest and principal on the offered notes will be payable quarterly on the 25th day of each January, April, July and October, beginning in January 2007. In general, the trust will pay principal, sequentially, to the class A-1 through class A-4 notes, in that order, until paid in full, then pro rata, to the class A-5A and class A-5B notes until paid in full, and then, to the class A-6 notes until paid in full. The class B notes will not receive principal until the stepdown date, which is expected to be the January 2013 distribution date. Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes. Credit enhancement for the notes consists of excess interest on the trust student loans, subordination of the class B notes to the class A notes, and the reserve account. On the closing date, the trust will make a deposit into the capitalized interest account, which will be available for a limited period of time. The interest rates on the offered notes are determined by reference to LIBOR. A description of how LIBOR is determined appears under “Additional Information Regarding the Notes—Determination of Indices—LIBOR” in the base prospectus.

We are offering the offered notes through the underwriters when and if issued. Application will be made for the offered notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.

We are not offering the offered notes in any state or other jurisdiction where the offer is prohibited.

This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

The notes are asset-backed securities issued by and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in SLM Corporation, the sponsor, the administrator, the servicer, the depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

Joint Book-Runners

Credit Suisse	Deutsche Bank Securities	Morgan Stanley	Wachovia Securities

Global Co-Managers

Barclays Capital	Merrill Lynch & Co.	RBS Greenwich Capital

Class A-4, Class A-5A and Class A-6 Co-Manager

Fortis Securities LLC

November 14, 2006

The Information in this Term Sheet

The information contained herein refers to and supplements certain of the information contained in the Free-Writing Prospectus, dated November 10, 2006 (the “initial free-writing prospectus”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the initial free-writing prospectus.

THE TRUST WILL NOT ISSUE THE CLASS A-6B NOTES, THE CLASS A-6C NOTES, THE CLASS B-2 NOTES OR ANY ADDITIONAL CLASSES OF AUCTION RATE NOTES REFERRED TO IN THE INITIAL FREE-WRITING PROSPECTUS. AS A RESULT, (1) THE CLASS A-6 NOTES WILL CONSIST OF ONE CLASS OF FLOATING RATE NOTES; (2) THE CLASS B NOTES WILL CONSIST OF ONE CLASS OF FLOATING RATE NOTES; (3) NO CLASS OF AUCTION RATE NOTES WILL BE ISSUED; (4) THERE WILL BE NO AUCTION AGENT OR BROKER-DEALERS; (5) NO FUTURE DISTRIBUTION ACCOUNT WILL BE CREATED OR FUNDED MONTHLY; (6) QUARTERLY DISTRIBUTION DATES ARE NOW REFERRED TO AS DISTRIBUTION DATES; AND (7) ANY OTHER TERMS AND CONDITIONS SET FORTH IN THE INITIAL FREE-WRITING PROSPECTUS THAT ARE APPLICABLE ONLY TO AUCTION RATE NOTES WILL NOT APPLY.

The Notes

LIBOR-based Notes. The trust is offering the following classes of notes, which are debt obligations of the trust:

Class A Notes:

•	Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $420,000,000;

•	Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $611,000,000;

•	Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $380,000,000;

•	Floating Rate Class A-4 Student Loan-Backed Notes in the amount of $680,000,000;

•	Floating Rate Class A-5A Student Loan-Backed Notes in the amount of $286,000,000;* and

•	Floating Rate Class A-6 Student Loan-Backed Notes in the amount of $1,178,509,000.

Class B Notes:

•	Floating Rate Class B Student Loan-Backed Notes in the amount of $125,780,000.

*	Approximate. At the time of pricing, the U.S. Dollar-Euro exchange rate and the U.S. Dollar equivalent of the €400,000,000 Euro-denominated principal amount of the class A-5B notes will be determined. That U.S. Dollar equivalent will then be subtracted from the total class A-5 notes $798,000,000 to determine the aggregate principal amount of the class A-5A notes being offered by this term sheet.

EURIBOR-based Notes. The trust is also issuing a class of EURIBOR-based notes, the class A-5B notes in the amount of €400,000,000, which are not being offered by this term sheet. For purposes of this term sheet, the U.S. Dollar equivalent of the Euro-denominated principal amount of the class A-5B notes is $512,000,000†, calculated at an assumed exchange rate of $1.28 to €1.00.

Closing Date. The closing date for this offering will be November 30, 2006.

Interest Rates. The spreads to LIBOR and EURIBOR, as applicable, will be set at the time of pricing.

Pricing Date. On or after November 15, 2006.

Initial Accrual Period. The initial accrual period for the notes will begin on the closing date and end on January 24, 2007, the day before the first distribution date. LIBOR and EURIBOR, as applicable, for the first accrual period will be determined by the following formula:

x + [ 23 / 28 * (y-x) ]

where:

x = one-month LIBOR or one-month EURIBOR, as applicable, and

y = two-month LIBOR or two-month EURIBOR, as applicable.

Stepdown Date. The stepdown date is the earlier to occur of (a) the January 2013 distribution date and (b) the first date on which no class A notes remain outstanding.

Maturity Dates. Each class of notes will mature no later than the date set forth for that class in the table below:

Class	Maturity Date

Class A-1	July 25, 2013

Class A-2	October 25, 2017

Class A-3	January 27, 2020

Class A-4	July 25, 2023

Class A-5A	April 26, 2027

Class A-5B	April 26, 2027

Class A-6	March 25, 2044

Class B	March 25, 2044

Identification Numbers

The offered notes will have the following CUSIP Numbers and ISIN:

CUSIP Numbers

•	Class A-1 Notes: 78443B AB 2

•	Class A-2 Notes: 78443B AC 0

†	Approximate. At the time of pricing, the actual U.S. Dollar-Euro exchange rate and the actual U.S. Dollar equivalent of the €400,000,000 Euro-denominated principal amount of the class A-5B notes will be determined.

•	Class A-3 Notes: 78443B AD 8

•	Class A-4 Notes: 78443B AE 6

•	Class A-5A Notes: 78443B AF 3

•	Class A-6 Notes: 78443B AG 1

•	Class B Notes: 78443B AK 2

International Securities Identification Numbers (ISIN)

•	Class A-1 Notes: US78443BAB27

•	Class A-2 Notes: US78443BAC00

•	Class A-3 Notes: US78443BAD82

•	Class A-4 Notes: US78443BAE65

•	Class A-5A Notes: US78443BAF31

•	Class A-6 Notes: US78443BAG14

•	Class B Notes: US78443BAK26

The European Common Codes will be set forth in the prospectus supplement for these notes.

Information About the Student Loans

Supplemental Purchase Period. The supplemental purchase period will end on December 14, 2006.

Consolidation Loan Add-On Period. The consolidation loan add-on period will end on March 31, 2007.

Capitalization of the Trust

Floating Rate Class A-1 Student Loan-Backed Notes	$420,000,000
Floating Rate Class A-2 Student Loan-Backed Notes	611,000,000
Floating Rate Class A-3 Student Loan-Backed Notes	380,000,000
Floating Rate Class A-4 Student Loan-Backed Notes	680,000,000
Class A-5 Student Loan-Backed Notes	798,000,000
Floating Rate Class A-6 Student Loan-Backed Notes	1,178,509,000
Floating Rate Class B Student Loan-Backed Notes	125,780,000
Equity	100

Total	$4,193,289,100

Information About the Trust

Collection Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account in cash or eligible investments equal to approximately $11,560,000 plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date to the extent such excess amount is not deposited into the supplemental purchase account.

Add-On Consolidation Loan Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the add-on consolidation loan account in cash or eligible investments equal to approximately $20,000,000. Funds in the add-on consolidation loan account will be used to fund add-on consolidation loans from time to time during the consolidation loan add-on period and will not be replenished.

Reserve Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the reserve account in cash or eligible investments equal to approximately $10,058,076.

Specified Reserve Account Balance. The Specified Reserve Account Balance for any distribution date will be the greater of:

•	0.25% of the sum of the Pool Balance and the amount, if any, on deposit in the add-on consolidation loan account (excluding amounts in such account that will become Available Funds on the next distribution date), each as of the close of business on the last day of the related collection period; and

•	$6,034,845;

provided that in no event will that balance exceed the aggregate outstanding principal balance of the LIBOR-based notes and the U.S. Dollar Notional Principal Balance of the EURIBOR-based notes.

Capitalized Interest Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account. This deposit will be in cash or eligible investments equal to $160,000,000. On and prior to the January 2008 distribution date, funds in the capitalized interest account will be available to cover shortfalls in payments of interest due to the class A noteholders and payments due to the swap counterparty, other than any termination payments, pursuant to the currency swap and, after that, shortfalls in payments of interest to class B noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account.

All funds remaining on deposit in the capitalized interest account on the January 2008 distribution date will be transferred to the collection account and included as available funds on that distribution date. The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the January 2008 distribution date.

Currency Swap. With respect to the currency swap, the spreads to LIBOR and EURIBOR, and the exchange rate for U.S. Dollars and Euros, will be set at the time of pricing. On the closing date, the trust will enter into a currency swap (the “currency swap”) with Barclays Bank PLC (the “swap counterparty”). Under the currency swap, the trust and the swap counterparty will exchange the trust’s U.S. Dollar payments on the class A-5B notes into Euros. The U.S. Dollar notional amount of the currency swap will be equal to the initial U.S. Dollar Notional Principal Balance of the class A-5B notes, which will be determined at the time of pricing, and the Euro notional amount of the currency swap will be equal to the Euro denominated principal amount of the class A-5B notes, which is €400,000,000.

On the third business day immediately preceding each distribution date, the swap counterparty will pay to a paying agent, on behalf of the trust, an amount in Euros equal to the product of:

•	EURIBOR (determined as of the same time and in the same manner as for the class A-5B notes for the related accrual period) plus %;

•	the outstanding principal amount of the class A-5B notes during the related accrual period; and

•	a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

On the third business day immediately preceding each distribution date, the swap counterparty will be paid from the collection account and, if necessary, the reserve account (to the extent funds are available), an amount in U.S. Dollars equal to the product of:

•	LIBOR (determined as of the same time and in the same manner as for the LIBOR-based notes for the related accrual period) plus %;

•	the U.S. Dollar equivalent of the outstanding principal amount of the class A-5B notes during the related accrual period; and

•	a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

In addition, on the third business day immediately preceding each distribution date, the swap counterparty will pay to a paying agent, on behalf of the trust, an amount in Euros equal to (a) the payment of principal in U.S. Dollars, if any, that would be paid by the trust to the holders of the class A-5B notes on the related distribution date if not for the existence of the currency swap, multiplied by (b) the applicable exchange rate. Equivalent U.S. Dollar amounts and Euro amounts will be calculated using an exchange rate to be determined at the time of pricing.

The occurrence of an event of default under the indenture that results in an acceleration of the notes will not cause a termination of the currency swap, and no swap termination payment will be payable by either the trust or the swap counterparty.

Swap Counterparty.

Barclays Bank PLC. Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC was incorporated on August 7, 1925 under the Colonial Bank Act 1925 and on October 4, 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on January 1, 1985, Barclays Bank was re-registered as a public limited company and its name was changed from “Barclays Bank International Limited” to “Barclays Bank PLC”.

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalisation.

The short term unsecured obligations of Barclays Bank PLC are rated “A-1+” by Standard & Poor’s, “P-1” by Moody’s and “F1+” by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated “AA” by Standard & Poor’s, “Aa1” by Moody’s and “AA+” by Fitch Ratings Limited.

Based on the Group’s unaudited financial information for the period ended June 30, 2006, the Group had total assets of £986,375 million (2005: £850,388 million), total net loans and advances1 of £317,427 million (2005: £272,348 million), total deposits2 of £339,421 million (2005: £302,253 million), and total shareholders’ equity of £25,790 million (2005: £22,050 million) (including minority interests of £1,608 million (2005: £200 million)). The profit before tax of the Group for the period ended June 30, 2006 was £3,700 million (2005: £2,690 million) after impairment charges on loans and advances and other credit provisions of £1,057 million (2005: £706 million). The financial information in this paragraph is extracted from the unaudited consolidated accounts of the Group for the half-year ended June 30, 2006.

The information in the preceding four paragraphs has been provided by Barclays Bank PLC, and has not been verified by the depositor, the trust, the sponsor, the administrator, the servicer, the trustee, the indenture trustee or the underwriters. Except for the foregoing four paragraphs, Barclays Bank PLC has not been involved in the preparation of, and does not accept responsibility for, this term sheet or the initial free-writing prospectus.

Initial Over-issuance

The pool balance as of the statistical cutoff date plus the initial balance of the add-on consolidation loan account is approximately 99.75% of the aggregate principal balance of the

[1]	Total net loans and advances include balances relating to both bank and customer accounts.
[2]	Total deposits include deposits from bank and customer accounts.

notes (using the U.S. Dollar equivalent of the principal balance of the class A-5B notes) minus the initial balance of the capitalized interest account.

Use of Proceeds

The trust will use the net proceeds from the sale of the notes to make the initial deposits to the collection account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and the reserve account and to purchase the initial trust student loans from the depositor on the closing date under the initial sale agreement.

The depositor will then use the proceeds paid to the depositor by the trust to pay to the sellers the respective purchase prices due to those sellers for the initial trust student loans purchased by the depositor.

Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor. Expenses to be paid by the depositor are estimated to be $3,281,988.

Distributions from the Collection Account

On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture trustee to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account

On or before each distribution date, the administrator will instruct the indenture trustee to make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under “—The Notes—The Class B Notes—Subordination of the Class B Notes” and “—The Notes—The Class A Notes—Distributions of Principal” in the initial free-writing prospectus, to the extent of Available Funds for that distribution date, together with amounts transferred from the capitalized interest account through the January 2008 distribution date (with respect to clauses (c)(1), (c)(2) and (d) below for that distribution date), and amounts transferred from the reserve account with respect to that distribution date:

(a) to the servicer, the primary servicing fee due on that distribution date;

(b) to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

(c) pro rata, based on the aggregate principal balance of the class A notes (other than the class A-5B notes), the U.S. Dollar equivalent of the aggregate principal balance of the class A-5B notes, and the amount of any swap termination payment and trust swap payment due and payable by the trust to any swap counterparty under this clause (c),

(1) to the class A noteholders (other than the class A-5B noteholders), the Class A Noteholders’ Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders’ Interest Distribution Amount;

(2) to the swap counterparty (in exchange for the amount of interest due on the class A-5B notes), the trust swap payment with respect to interest payable to the swap counterparty by the trust; and

(3) to the swap counterparty, the amount of any swap termination payment due to the swap counterparty under the currency swap due to a swap termination event resulting from a payment default by the trust or the insolvency of the trust; provided, that if any amounts allocable to the class A notes are not needed to pay the Class A Noteholders’ Interest Distribution Amount as of such distribution date, such amounts will be applied to pay the portion, if any, of any swap termination payment referred to in this clause (c) remaining unpaid;

(d) to the class B noteholders, the Class B Noteholders’ Interest Distribution Amount;

(e) sequentially, to the class A-1, class A-2, class A-3 and class A-4 noteholders, in that order, until the principal balance of each such class is paid in full, the Class A Noteholders’ Principal Distribution Amount;

(f) any remaining Class A Noteholders’ Principal Distribution Amount, allocated, pro rata (based on the principal balance of the class A-5A notes and the U.S. Dollar equivalent of the principal balance of the class A-5B notes) to:

(1) the class A-5A noteholders until the principal balance of such class is paid in full; and

(2) the swap counterparty (in exchange for the amount of principal due to the class A-5B noteholders), until the swap counterparty has, with respect to principal, been paid the U.S. Dollar Notional Principal Balance of the class A-5B notes;

(g) to the class A-6 noteholders, until the principal balance of each such class is paid in full, any remaining Class A Noteholders’ Principal Distribution Amount;

(h) on each distribution date on and after the Stepdown Date, and provided that no Trigger Event is in effect on such distribution date, to the class B noteholders until paid in full, the Class B Noteholders’ Principal Distribution Amount;

(i) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

(j) to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

(k) to the swap counterparty, the amount of any swap termination payment due to the swap counterparty under the currency swap and not paid under clause (c) above; and

(l) to the excess distribution certificateholder (initially, SLM ECFC), any remaining amounts after application of the preceding clauses.

Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, the administrator will direct the indenture trustee to distribute as accelerated payments of principal on the notes all amounts that otherwise would be paid to the excess distribution certificateholder.

The chart on the following page illustrates the application of funds in the collection account as described in this term sheet and the initial free-writing prospectus.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

Exhibit I attached hereto, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes,” shows, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain distribution dates based on various assumptions.

Underwriting

The offered notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the offered notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and Euroclear, as applicable, on or about November 30, 2006 against payment in immediately available funds. The issuance and sale of the offered notes is subject to the issuance and sale of the class A-5B notes and vice-versa.

Subject to the terms and conditions in the underwriting agreement to be dated on or about the pricing date, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the offered notes shown opposite its name:

Underwriter	Class A-1 Notes		Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Credit Suisse Securities (USA) LLC	$60,000,000		$87,286,000	$54,286,000	$85,000,000
Deutsche Bank Securities Inc.	60,000,000		87,286,000	54,286,000	85,000,000
Morgan Stanley & Co. Incorporated	60,000,000		87,286,000	54,286,000	85,000,000
Wachovia Capital Markets, LLC	60,000,000		87,286,000	54,286,000	85,000,000
Barclays Capital Inc.	60,000,000		87,286,000	54,285,000	85,000,000
Fortis Securities LLC	0		0	0	85,000,000
Greenwich Capital Markets, Inc.	60,000,000		87,285,000	54,286,000	85,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	60,000,000		87,285,000	54,285,000	85,000,000

Total	$420,000,000		$611,000,000	$380,000,000	$680,000,000

Underwriter	Class A-5A Notes		Class A-6 Notes	Class B Notes
Credit Suisse Securities (USA) LLC	$35,750,000	*	$147,314,000	$17,969,000
Deutsche Bank Securities Inc.	35,750,000	*	147,314,000	17,969,000
Morgan Stanley & Co. Incorporated	35,750,000	*	147,314,000	17,969,000
Wachovia Capital Markets, LLC	35,750,000	*	147,314,000	17,969,000
Barclays Capital Inc.	35,750,000	*	147,314,000	17,968,000
Fortis Securities LLC	35,750,000	*	147,313,000	0
Greenwich Capital Markets, Inc.	35,750,000	*	147,313,000	17,968,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	35,750,000	*	147,313,000	17,968,000

Total	$286,000,000	*	$1,178,509,000	$125,780,000

*	Approximate.

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The offering prices, underwriter discounts and dealer concessions and reallowances will be set forth in the prospectus supplement.

The depositor and SLM ECFC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market. The seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the sellers, the depositor and their respective affiliates.

The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of those transactions.

One or more of the underwriters or its affiliates may retain a material percentage of any class of notes for its own account. The retained notes may be resold by such underwriter or such affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The models used to calculate these prepayments are the constant prepayment rate (or “CPR”) model and the consolidation loan ramp (or “CLR”) model.

The CPR Model

The CPR model is based on prepayments assumed to occur at a constant percentage rate. CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that are paid during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for the percentages of CPR listed below:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$0.00	$3.40	$6.92	$10.60	$14.42

The CLR Model

The CLR model assumes that:

•	student loans will prepay at a CPR of 1/15 of 1.0% one month after origination;

•	the CPR will increase by a rate of 1/15 of 1.0% per month through the 119th month after origination; and

•	the CPR will be constant at 8% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% CLR.” For example, at 100% CLR, student loans with a loan age of 72 months are assumed to prepay at 4.80% CPR; at 50% CLR, student loans with a loan age of 48 months are assumed to prepay at 1.60% CPR; at 200% CLR, student loans with a loan age of 96 months are assumed to prepay at 12.80% CPR; and so forth. The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of CLR.

Constant Prepayment Rate

	Number of Months Seasoning
	24	48	72	96	120
Percentage of CLR
50%	0.80%	1.60%	2.40%	3.20%	4.00%
100%	1.60%	3.20%	4.80%	6.40%	8.00%
150%	2.40%	4.80%	7.20%	9.60%	12.00%
200%	3.20%	6.40%	9.60%	12.80%	16.00%

Neither the CPR model nor the CLR model purports to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant CPR or any constant percentage of CLR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Additional Assumptions

For purposes of the CLR model and the CPR model, it is assumed, among other things, that:

•	the statistical cutoff date for the trust student loans is October 23, 2006;

•	the closing date will be November 30, 2006;

•	all trust student loans (as grouped within the “rep lines” described below) are in repayment status (with accrued interest having been capitalized upon entering repayment), and no trust student loan moves from repayment to any other status;

•	no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur and all borrower payments are collected in full;

•	consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

•	there are government payment delays of 60 days for interest subsidy and special allowance payments;

•	index levels for calculation of borrower and government payments are:

•	before July 1, 2006, a 91-day Treasury bill rate of 4.84% and on or after July 1, 2006, a 91-day Treasury bill rate of 5.10%; and

•	three-month commercial paper rate of 5.25%;

•	all funds deposited into the supplemental purchase account will be transferred to the collection account on the day after the end of the supplemental purchase period;

•	distributions begin on January 25, 2007, and payments are made quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

•	the interest rate for each class of outstanding notes at all times will be equal to:

•	class A-1 notes: 5.36%;

•	class A-2 notes: 5.39%;

•	class A-3 notes: 5.42%;

•	class A-4 notes: 5.47%;

•	class A-5A and class A-5B notes (together, the “class A-5 notes”): 5.50%;

•	class A-6 notes: 5.54%; and

•	class B notes: 5.63%;

•	an administration fee equal to $20,000 is paid quarterly by the trust to the administrator;

•	a servicing fee equal to 1/12 of the then outstanding principal amount of the trust student loans times 0.50% is paid monthly by the trust to the servicer;

•	the reserve account has an initial balance equal to $10,058,076 and at all times a balance equal to the greater of (1) 0.25% of the applicable pool balance and (2) $6,034,845;

•	the collection account has an initial balance equal to $0;

•	the add-on consolidation loan account has an initial balance equal to $20,000,000;

•	the capitalized interest account has an initial balance equal to $160,000,000, and on the January 2008 distribution date, all funds remaining on deposit in the capitalized interest account will be included in Available Funds;

•	all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, add-on consolidation loan account, reserve account and capitalized interest account, including reinvestment income earned in the previous month, net of servicing fees and consolidation rebate fees, are reinvested in eligible investments at the assumed reinvestment rate of 5.28% per annum through the end of the collection period, and reinvestment earnings are available for distribution from the prior collection period;

•	the average loan age is 11 months;

•	prepayments on the trust student loans are applied monthly in accordance with CLR or CPR, as the case may be, as described above;

•	the trust will not enter into any derivative arrangements other than the currency swap;

•	the currency swap will be in full force and effect at all times, and the trust will make payments with respect to interest to the swap counterparty under the currency swap at a rate of 5.50%;

•	an optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance, and the servicer makes no other purchases of trust student loans; and

•	the pool of trust student loans consists of 6,609 representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

CLR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of each class of the notes at various percentages of CLR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes at Various CLR Percentages(1)

Weighted Average Life (years)(2)	0%	50%	100%	150%	200%

Class A-1 Notes	1.20	1.08	1.00	0.94	0.89
Class A-2 Notes	4.59	3.56	3.00	2.63	2.37
Class A-3 Notes	8.12	6.03	5.00	4.35	3.89
Class A-4 Notes	11.54	8.55	7.00	6.04	5.37
Class A-5 Notes	15.66	12.27	10.00	8.57	7.59
Class A-6 Notes	20.41	17.96	15.49	13.37	11.77
Class B Notes	15.39	13.44	11.97	10.85	10.03

Expected Maturity Date

Class A-1 Notes	April 25, 2009	October 25, 2008	July 25, 2008	April 25, 2008	April 25, 2008
Class A-2 Notes	October 25, 2013	January 25, 2012	January 25, 2011	July 25, 2010	April 25, 2010
Class A-3 Notes	April 25, 2016	October 25, 2013	July 25, 2012	October 25, 2011	April 25, 2011
Class A-4 Notes	July 25, 2020	January 25, 2017	April 25, 2015	January 25, 2014	April 25, 2013
Class A-5 Notes	July 25, 2024	April 25, 2021	October 25, 2018	January 25, 2017	October 25, 2015
Class A-6 Notes	October 25, 2028	October 25, 2026	July 25, 2024	April 25, 2022	July 25, 2020
Class B Notes	October 25, 2028	October 25, 2026	July 25, 2024	April 25, 2022	July 25, 2020

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

(2)	The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	95	94	94	93	92
January 2008	29	22	15	8	1
January 2009	1	0	0	0	0
January 2010	0	0	0	0	0
January 2011	0	0	0	0	0
January 2012	0	0	0	0	0
January 2013	0	0	0	0	0
January 2014	0	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	89	78	67	56
January 2010	80	60	41	22	3
January 2011	58	28	0	0	0
January 2012	35	0	0	0	0
January 2013	12	0	0	0	0
January 2014	0	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	56	14
January 2012	100	92	30	0	0
January 2013	100	36	0	0	0
January 2014	82	0	0	0	0
January 2015	44	0	0	0	0
January 2016	5	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	85	55
January 2013	100	100	78	39	3
January 2014	100	89	39	0	0
January 2015	100	58	2	0	0
January 2016	100	27	0	0	0
January 2017	80	0	0	0	0
January 2018	57	0	0	0	0
January 2019	33	0	0	0	0
January 2020	7	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	100	100	100	100	100
January 2014	100	100	100	95	62
January 2015	100	100	100	60	23
January 2016	100	100	70	25	0
January 2017	100	98	41	0	0
January 2018	100	73	14	0	0
January 2019	100	50	0	0	0
January 2020	100	26	0	0	0
January 2021	84	4	0	0	0
January 2022	60	0	0	0	0
January 2023	35	0	0	0	0
January 2024	10	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-6 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	100	100	100	100	100
January 2014	100	100	100	100	100
January 2015	100	100	100	100	100
January 2016	100	100	100	100	92
January 2017	100	100	100	97	73
January 2018	100	100	100	80	58
January 2019	100	100	94	65	45
January 2020	100	100	80	53	35
January 2021	100	100	67	43	0
January 2022	100	89	55	34	0
January 2023	100	75	45	0	0
January 2024	100	62	35	0	0
January 2025	89	50	0	0	0
January 2026	72	39	0	0	0
January 2027	56	0	0	0	0
January 2028	42	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	99	98	97	97	96
January 2014	94	91	87	84	80
January 2015	90	83	77	71	69
January 2016	85	76	68	63	55
January 2017	80	69	61	52	44
January 2018	75	62	52	43	35
January 2019	70	55	45	35	27
January 2020	64	50	38	28	21
January 2021	59	44	32	23	0
January 2022	53	38	26	18	0
January 2023	48	32	21	0	0
January 2024	41	27	17	0	0
January 2025	35	21	0	0	0
January 2026	28	17	0	0	0
January 2027	22	0	0	0	0
January 2028	16	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

CPR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal of each class of the notes at various percentages of CPR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes at Various CPR Percentages(1)

Weighted Average Life (years)(2)	0%	4%	8%	12%	16%
Class A-1 Notes	1.20	0.79	0.58	0.44	0.36
Class A-2 Notes	4.59	2.23	1.51	1.20	1.00
Class A-3 Notes	8.12	4.23	2.76	2.03	1.60
Class A-4 Notes	11.54	6.67	4.42	3.25	2.55
Class A-5 Notes	15.66	10.72	7.38	5.45	4.29
Class A-6 Notes	20.41	17.15	13.61	10.71	8.52
Class B Notes	15.39	13.26	11.56	10.04	8.91

Expected Maturity Date
Class A-1 Notes	April 25, 2009	January 25, 2008	January 25, 2008	October 25, 2007	July 25, 2007
Class A-2 Notes	October 25, 2013	April 25, 2010	January 25, 2009	July 25, 2008	April 25, 2008
Class A-3 Notes	April 25, 2016	January 25, 2012	April 25, 2010	April 25, 2009	October 25, 2008
Class A-4 Notes	July 25, 2020	April 25, 2015	July 25, 2012	January 25, 2011	January 25, 2010
Class A-5 Notes	July 25, 2024	January 25, 2020	April 25, 2016	October 25, 2013	April 25, 2012
Class A-6 Notes	October 25, 2028	April 25, 2026	January 25, 2023	January 25, 2020	July 25, 2017
Class B Notes	October 25, 2028	April 25, 2026	January 25, 2023	January 25, 2020	July 25, 2017

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

(2)	The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution

Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	95	88	80	72	64
January 2008	29	0	0	0	0
January 2009	1	0	0	0	0
January 2010	0	0	0	0	0
January 2011	0	0	0	0	0
January 2012	0	0	0	0	0
January 2013	0	0	0	0	0
January 2014	0	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution

Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	90	60	30	1
January 2009	100	48	0	0	0
January 2010	80	7	0	0	0
January 2011	58	0	0	0	0
January 2012	35	0	0	0	0
January 2013	12	0	0	0	0
January 2014	0	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	96	19	0
January 2010	100	100	4	0	0
January 2011	100	47	0	0	0
January 2012	100	0	0	0	0
January 2013	100	0	0	0	0
January 2014	82	0	0	0	0
January 2015	44	0	0	0	0
January 2016	5	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	70
January 2010	100	100	100	48	0
January 2011	100	100	55	0	0
January 2012	100	93	13	0	0
January 2013	100	61	0	0	0
January 2014	100	31	0	0	0
January 2015	100	4	0	0	0
January 2016	100	0	0	0	0
January 2017	80	0	0	0	0
January 2018	57	0	0	0	0
January 2019	33	0	0	0	0
January 2020	7	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution

Dates At Various CLR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	99
January 2011	100	100	100	94	49
January 2012	100	100	100	55	7
January 2013	100	100	79	20	0
January 2014	100	100	51	0	0
January 2015	100	100	26	0	0
January 2016	100	80	3	0	0
January 2017	100	59	0	0	0
January 2018	100	37	0	0	0
January 2019	100	17	0	0	0
January 2020	100	0	0	0	0
January 2021	84	0	0	0	0
January 2022	60	0	0	0	0
January 2023	35	0	0	0	0
January 2024	10	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-6

Notes Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	100	100	100	100	83
January 2014	100	100	100	96	66
January 2015	100	100	100	80	53
January 2016	100	100	100	67	42
January 2017	100	100	89	55	34
January 2018	100	100	77	46	0
January 2019	100	100	65	37	0
January 2020	100	99	55	0	0
January 2021	100	86	46	0	0
January 2022	100	74	38	0	0
January 2023	100	63	0	0	0
January 2024	100	52	0	0	0
January 2025	89	42	0	0	0
January 2026	72	32	0	0	0
January 2027	56	0	0	0	0
January 2028	42	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution

Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
January 2007	100	100	100	100	100
January 2008	100	100	100	100	100
January 2009	100	100	100	100	100
January 2010	100	100	100	100	100
January 2011	100	100	100	100	100
January 2012	100	100	100	100	100
January 2013	99	98	97	96	95
January 2014	94	90	85	80	76
January 2015	90	82	77	67	61
January 2016	85	75	67	56	48
January 2017	80	68	58	47	38
January 2018	75	62	50	38	0
January 2019	70	56	43	31	0
January 2020	64	49	36	0	0
January 2021	59	43	31	0	0
January 2022	53	37	25	0	0
January 2023	48	31	0	0	0
January 2024	41	26	0	0	0
January 2025	35	21	0	0	0
January 2026	28	16	0	0	0
January 2027	22	0	0	0	0
January 2028	16	0	0	0	0
January 2029	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

CLR/CPR Equivalence Table

Listed below is a table of equivalent CPR percentages. “Equivalent CPR Percentages” are the CPRs, on the closing date, that will result in the same weighted average life of a class of notes as the corresponding percentage of CLR. For example, in the case of a note with a weighted average life of 1.0 year in the 100% CLR scenario, the single CPR that will result in the same weighted average life is approximately 1.2% CPR.

Equivalent CPR Percentages at Various CLR Assumptions(1)(2)

CLR Percentage	0%	50%	100%	150%	200%
Class A-1 Notes	0.0%	0.6%	1.2%	1.7%	2.3%
Class A-2 Notes	0.0	1.1	2.1	2.8	3.6
Class A-3 Notes	0.0	1.6	2.8	3.8	4.7
Class A-4 Notes	0.0	2.1	3.6	4.8	5.9
Class A-5 Notes	0.0	2.6	4.7	6.3	7.7
Class A-6 Notes	0.0	3.0	5.8	8.3	10.4
Class B Notes	0.0	3.6	6.9	10.1	12.1

(1)	These CLR/CPR equivalents are calculated as of the closing date. These relationships will vary from the table values for any date after the closing date.

(2)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

$3,681,289,000

SLM Student Loan Trust 2006-10

Issuing Entity

$ 420,000,000		Floating Rate Class A-1 Student Loan-Backed Notes

$ 611,000,000		Floating Rate Class A-2 Student Loan-Backed Notes

$ 380,000,000		Floating Rate Class A-3 Student Loan-Backed Notes

$ 680,000,000		Floating Rate Class A-4 Student Loan-Backed Notes

$ 286,000,000	*	Floating Rate Class A-5A Student Loan-Backed Notes

$1,178,509,000		Floating Rate Class A-6 Student Loan-Backed Notes

$ 125,780,000		Floating Rate Class B Student Loan-Backed Notes

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Joint Book-Runners

Credit Suisse

Deutsche Bank Securities

Morgan Stanley

Wachovia Securities

Global Co-Managers

Barclays Capital

Merrill Lynch & Co.

RBS Greenwich Capital

Class A-4, Class A-5A and Class A-6 Notes Co-Manager

Fortis Securities LLC

November 14, 2006

* Approximate.